UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2004

KANEB PIPE LINE PARTNERS, L.P.

(Exact name of registrant as specified in charter)

Delaware	001-10311	75-2287571
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

2435 North Central Expressway

Richardson, Texas 75080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 699-4062

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 31, 2004, Valero L.P. and the Registrant entered into a definitive agreement to merge (the “KPP Merger”) Valero L.P. and the Registrant.  Under the terms of the agreement, each holder of units of limited partnership interests in the Registrant will receive a number of Valero L.P. common units based on an exchange ratio that fluctuates within a fixed range to provide $61.50 in value of Valero L.P. units for each unit of the Registrant.  The actual exchange ratio will be determined at the time of the closing of the proposed merger and is subject to a fixed value collar of plus or minus five percent of Valero L.P.’s per unit price of $57.25 as of October 7.  Should Valero L.P.’s per unit price fall below $54.39 per unit, the exchange ratio will remain fixed at 1.1307 Valero L.P. units for each unit of the Registrant.  Likewise, should Valero L.P.’s per unit price exceed $60.11 per unit of the Registrant, the exchange ratio will remain fixed at 1.0231 Valero L.P. units for each unit of the Registrant.

In a separate definitive agreement, on October 31, 2004, Valero L.P. agreed to acquire by merger (the “KSL Merger”) all of the outstanding common shares of Kaneb Services LLC, the general partner of the Registrant, for cash. Under the terms of that agreement, Valero L.P. is offering to purchase all of the outstanding shares of Kaneb Services LLC at a fixed cash price of $525 million, or $43.31 per share. The Registrant and its general partner will become wholly owned subsidiaries of Valero L.P.

The completion of the KPP Merger is subject to the approval of the unitholders of Valero L.P. and the Registrant, as well as customary regulatory approvals including those under the Hart-Scott-Rodino Antitrust Improvements Act. The completion of the KPP merger is also subject to completion of the KSL merger, which requires the approval of its shareholders. The general partner of the combined partnership will continue to be owned by affiliates of Valero Energy Corporation.  The Registrant and its general partner will become wholly owned subsidiaries of Valero L.P.

The above description of the Registrant’s definitive agreement with Valero L.P. Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement and the transactions contemplated by it. The above description is qualified in its entirety by reference to the definitive agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties included from time to time in the Registrant’s filings with the Securities and Exchange Commission.

Item 7.01                                             Regulation FD Disclosure.

On November 1, 2004, Valero L.P. and the Registrant conducted an investor presentation relating to the transactions contemplated by the definitive agreements described in Item 1.01 of this current report on form 8-K. The investor presentation materials are attached as Exhibit 99.3 hereto.

Item 8.01                                             Other Events.

On November 1, 2004, the Registrant issued a press release announcing the execution of the definitive agreements for the KPP Merger and the KSL Merger. A copy of that press release is furnished herewith as Exhibit 99.1.

On November 1, 2004, the Registrant delivered to its employees an email message announcing the proposed mergers to its employees. A copy of that announcement is furnished herewith as Exhibit 99.3.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits

2.1                           Agreement and Plan of Merger dated as of October 31, 2004.

99.1                           Press release, dated November 1, 2004, announcing the definitive agreements.

99.2                           Announcement to employees of the Registrant.

99.3                           Investor presentation.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

KANEB PIPE LINE PARTNERS, L.P.
By: Kaneb Pipe Line Company LLC, as General Partner

Dated October 31, 2004	//s// HOWARD C. WADSWORTH
Howard C. Wadsworth
Vice President, Treasurer and Secretary